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                                                                     Exhibit 5.1

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        Baltimore, Maryland 21201-2978  Facsimile 410-244-7742


                                                              December 12, 2003

Innkeepers USA Trust
306 Royal Poinciana Way
Palm Beach, Florida  33480

     Re: Registration Statement on Form S-3 (Registration No. 333-110982)

Ladies and Gentlemen:

     We have served as Maryland counsel to Innkeepers USA Trust, a Maryland real estate investment trust (the "Company"), in connection with certain matters of Maryland law arising out of the registration of up to $250,000,000 in aggregate public offering price of securities (collectively, the "Securities") consisting of: (i) common shares of beneficial interest, par value $.01 per share (the "Common Shares"), of the Company; (ii) preferred shares of beneficial interest, par value $.01 per share (the "Preferred Shares"), of the Company; and (iii) depositary shares (the "Depositary Shares") of the Company, each representing a fraction of a Preferred Share, each covered by the above-referenced Registration Statement, and all amendments thereto (the "Registration Statement"), filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"). Capitalized terms used but not defined herein shall have the meanings given to them in the Registration Statement.

     In connection with our representation of the Company, and as a basis for the opinion hereinafter set forth, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (hereinafter collectively referred to as the "Documents"):

     1. The Registration Statement and the related form of prospectus (the "Prospectus") included therein in the form in which it was transmitted to the Commission under the Act;

     2. The Declaration of Trust of the Company, as amended and supplemented through the date hereof (the "Declaration of Trust"), certified as of a recent date by the State Department of Assessments and Taxation of Maryland (the "SDAT");

     3. The Bylaws of the Company (the "Bylaws"), certified as of a recent date by an officer of the Company;

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Innkeepers USA Trust
December 12, 2003
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     4. A certificate of the SDAT as to the good standing of the Company, dated as of a recent date;

     5. Resolutions (the "Resolutions") adopted by the Board of Trustees of the Company (the "Board"), relating to the issuance and registration of the Securities, certified as of a recent date by an officer of the Company;

     6. A certificate executed by an officer of the Company, dated as of the date hereof; and

     7. Such other documents and matters as we have deemed necessary or appropriate to express the opinion set forth below, subject to the assumptions, limitations and qualifications stated herein.

     In expressing the opinion set forth below, we have assumed the following:

     1. Each individual executing any of the Documents, whether on behalf of such individual or another person, is legally competent to do so.

     2. Each individual executing any of the Documents on behalf of a party (other than the Company) is duly authorized to do so.

     3. Each of the parties (other than the Company) executing any of the Documents has duly and validly executed and delivered each of the Documents to which such party is a signatory, and the obligations of such party set forth therein are legal, valid and binding and are enforceable in accordance with all stated terms.

     4. All Documents submitted to us as originals are authentic. The form and content of all Documents submitted to us as unexecuted drafts do not differ in any respect relevant to this opinion from the form and content of such Documents as executed and delivered. All Documents submitted to us as certified or photostatic copies conform to the original documents. All signatures on all Documents are genuine. All public records reviewed or relied upon by us or on our behalf are true and complete. All statements and information contained in the Documents are true and complete. There has been no oral or written modification of or amendment to any of the Documents, and there has been no waiver of any provision of any of the Documents, by action or omission of the parties or otherwise.

     5. Upon the issuance of any of (i) the Common Shares or (ii) the Common Shares which may be issued upon conversion of any Preferred Shares convertible into Common Shares (together, the "Common Securities"), the total number of Common Shares issued and outstanding will not exceed the number of Common Shares the Company is then authorized to issue under the Declaration of Trust.

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Innkeepers USA Trust
December 12, 2003
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     6. Upon the issuance of any of (i) the Preferred Shares, (ii) the Preferred
Shares issuable upon conversion of Preferred Shares of another class or series, or (iii) the Preferred Shares which may be issued to underlie any Depositary Shares (together, the "Preferred Securities"), the total number of Preferred Shares issued and outstanding will not exceed the number of Preferred Shares the Company is then authorized to issue under the Declaration of Trust.

     7. Preferred Shares underlying the Depositary Shares will be issued prior to, or concurrently with, the issuance of any Depositary Shares representing fractions thereof and such Depositary Shares will be issued in accordance with any deposit agreement entered into between the Company and the depositary bank party thereto.

     8. The issuance of, and certain terms of, the Securities will be approved by the Board, or a duly authorized committee thereof, in accordance with the Maryland REIT Law, the Declaration of Trust, the Bylaws and the Resolutions (with such approvals referred to hereinafter as the "Trust Proceedings").

     9. Articles Supplementary creating and designating the number and terms of any class or series of Preferred Securities to be issued will be filed with and accepted for record by the SDAT prior to the issuance of such Preferred Securities.

     10. The Securities will not be issued or transferred in violation of any restriction contained in the Declaration of Trust.

     Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, it is our opinion that:

     1. The Company is a real estate investment trust duly formed and existing under and by virtue of the laws of the State of Maryland and is in good standing with the SDAT.

     2. Upon the completion of all Trust Proceedings relating to the Securities that are Common Securities, the Common Securities will be duly authorized for issuance and, when and if issued and delivered against payment therefor and otherwise in accordance with the Declaration of Trust, the Bylaws, the Resolutions and the Trust Proceedings, will be validly issued, fully paid and nonassessable.

     3. Upon the completion of all Trust Proceedings relating to the Securities that are Preferred Securities, the Preferred Securities will be duly authorized for issuance and, when and if issued and delivered against payment therefor and otherwise in accordance with the Declaration of Trust, the Bylaws, the Resolutions and the Trust Proceedings, will be validly issued, fully paid and nonassessable.

     4. Upon the completion of all Trust Proceedings relating to the Securities that are Depositary Shares, the Depositary Shares will be duly authorized for issuance.

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Innkeepers USA Trust
December 12, 2003
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     The foregoing opinion is limited to the substantive laws of the State of
Maryland and we do not express any opinion herein concerning any other law. We express no opinion as to compliance with any federal or state securities laws, including the securities laws of the State of Maryland, or as to federal or state laws regarding fraudulent transfers. We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.

     This opinion is being furnished to you for submission to the Commission as an exhibit to the Registration Statement. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of the name of our firm therein. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Act.

                                                              Very truly yours,

                                                              /s/ Venable LLP